                        FOLKSAMERICA HOLDING COMPANY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                        REPORT OF INDEPENDENT ACCOUNTANTS
                                  ____________

To the Board of Directors and Stockholders of Folksamerica Holding Company, Inc.:

We have audited the accompanying consolidated balance sheets of FOLKSAMERICA HOLDING COMPANY, INC. and SUBSIDIARIES as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Folksamerica Holding Company, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                       PricewaterhouseCoopers LLP

New York, New York
February 27, 1998, except for
Note 16, as to which the date
is August 18, 1998.

                          FOLKSAMERICA HOLDING COMPANY, INC.

                             CONSOLIDATED BALANCE SHEETS

                              DECEMBER 31, 1997 AND 1996

                                    (IN THOUSANDS)
                                       ________


                                                                     1997         1996
                                                                  ----------    --------

ASSETS:
   Bonds, at amortized cost                                       $  115,722    $155,492
   Bonds, at market value                                            656,166     479,150
   Equity securities, at market value                                 80,747      22,044
   Short term investments                                              5,326       9,226
   Cash and cash equivalents                                          68,099      45,508
                                                                  ----------    --------
        Total cash and investments                                   926,060     711,420

   Reinsurance recoverable on paid and unpaid losses                 126,909     138,850
   Reinsurance balances receivable                                    74,198      63,033
   Accrued interest and dividends receivable                          13,185      10,606
   Deferred acquisition costs                                         27,154      17,000
   Deferred income taxes                                              27,888      30,959
   Funds held by ceding companies                                     11,172      17,690
   Other assets                                                        7,014       5,274
                                                                  ----------    --------
        Total assets                                              $1,213,580    $994,832
                                                                  ----------    --------
                                                                  ----------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY:

LIABILITIES:
   Unpaid losses and loss adjustment expenses                     $  739,072    $628,894
   Loan payable                                                       55,553      70,000
   Note payable to Folksam                                                         4,000
   Unearned premiums                                                  96,514      61,451
   Funds held under reinsurance treaties                              21,004      21,257
   Accounts payable and accrued expenses                               9,689       7,459
   Deferred credit                                                    36,758      34,212
                                                                  ----------    --------
        Total liabilities                                            958,590     827,273
                                                                  ----------    --------
STOCKHOLDERS' EQUITY:
   Common stock                                                          100          69
   Preferred stock Series B                                           79,372      79,372
   Paid-in capital                                                    80,194      38,531
   Unrealized appreciation on investments, net of taxes               20,877       5,360
   Foreign currency translation adjustment, net of taxes              (1,507)     (1,014)
   Retained earnings                                                  75,954      45,241
                                                                  ----------    --------
        Total stockholders' equity                                   254,990     167,559
                                                                  ----------    --------
Total liabilities and stockholders' equity                        $1,213,580    $994,832
                                                                  ----------    --------
                                                                  ----------    --------



                  See accompanying notes to condensed consolidated
                                financial statements.
                                          2

                          FOLKSAMERICA HOLDING COMPANY, INC.

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                    (IN THOUSANDS)
                                        ________


                                                                     1997       1996      1995
                                                                  --------   --------   --------
REVENUES:
     Net premiums written                                         $232,386   $171,901   $159,747
     Decrease (increase) in unearned premiums                        5,443      9,538       (410)
                                                                  --------   --------   --------
          Net premiums earned                                      237,829    181,439    159,337

     Management fees                                                              166         52
     Investment income, net of related expenses of
          $1,565 in 1997, $1,186 in 1996 and $1,301 in 1995         46,673     32,430     23,293
     Net realized capital gains on investments                       7,373      3,432      1,136
                                                                  --------   --------   --------

          Total revenues                                           291,875    217,467    183,818
                                                                  --------   --------   --------


EXPENSES:
     Losses and loss adjustment expenses                           165,946    135,643    116,922
     Acquisition and other underwriting expenses                    81,082     57,922     51,435
     Amortization, net (primarily deferred credit)                  (6,845)    (2,964)       120
     Interest expense                                                5,028      4,924      5,243
                                                                  --------   --------   --------

          Total expenses                                           245,211    195,525    173,720
                                                                  --------   --------   --------


          Income before Federal and foreign income tax expense      46,664     21,942     10,098

Federal and foreign income tax expense                              10,792      4,837      2,269
                                                                  --------   --------   --------

          Net income                                              $ 35,872   $ 17,105   $  7,829
                                                                  --------   --------   --------
                                                                  --------   --------   --------


                        See accompanying notes to consolidated
                                financial statements.
                                          3

                        FOLKSAMERICA HOLDING COMPANY, INC.
                 Consolidated Statements of Stockholders' Equity
                         December 31, 1997, 1996 and 1995
                   (in thousands, except for share information)

                                 Common Stock    Preferred Stock
                                ---------------  ---------------  Additional                    Foreign                   Total
                                           Par              Par    Paid-in    Net unrealized    Currency    Retained  Stockholders'
                                Shares    Value   Shares   Value   Capital   Equities   Bonds  Translation  Earnings     Equity
                               ---------  -----  -------  ------  ---------- --------  ------- -----------  --------  ------------
Balance at December 31, 1994   4,500,000  $ 45   484,000  $24,200   $14,355  $   (24)  $  (902)  $(1,751)    $26,914     $62,837

Net income                                                                                                     7,829       7,829

Change in net unrealized                                                         866     4,600                             5,466

Change in foreign currency
  translation                                                                                        253                     253

Preferred dividends paid                                                                                        (908)       (908)

----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1995   4,500,000  $ 45   484,000  $24,200   $14,355  $   842   $ 3,698   $(1,498)    $33,835     $75,477
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                                    17,105      17,105

Change in net unrealized                                                       2,522    (1,702)                              820

Change in foreign currency
  translation                                                                                        484                     484

Preferred dividends paid                                                                                      (5,699)     (5,699)

Conversion of "A" Preferred    2,420,000    24  (484,000) (24,200)   24,176

Issuance of "B" Preferred                      6,920,000   79,372                                                          79,372
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996   6,920,00     69 6,920,000   79,372    38,531    3,364     1,996     (1,014)     45,241     167,559
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                                     35,872      35,872

Change in net unrealized                                                       7,498     8,019                             15,517

Change in foreign currency
  translation                                                                                        (493)                   (493)

Issuance of Common Stock       3,127,814    31                                41,663                                       41,694

Preferred dividends paid                                                                                       (5,159)     (5,159)
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997  10,047,814  $100 6,920,000   $79,372  $80,194  $10,862   $10,015    $(1,507)    $75,954    $254,990
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



                        See accompanying notes to consolidated
                                financial statements.

                          FOLKSAMERICA HOLDING COMPANY, INC.

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                    (IN THOUSANDS)
                                       ________

                                                                     1997        1996       1995
                                                                  ---------   ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $  35,872   $  17,105   $  7,829
     Adjustments to reconcile net income to net
     cash provided by operating activities:
          Reinsurance balances receivable and funds held             10,106      10,653     (4,909)
          Reinsurance recoverable on paid and unpaid losses          12,267       1,528      5,176
          Accrued interest and dividends receivable                   1,578         235       (207)
          Deferred acquisition costs                                  1,848       1,872         60
          Deferred income taxes                                       2,436       2,152     (1,172)
          Unpaid losses and loss adjustment expenses                (20,846)    (13,073)    23,583
          Unearned premiums                                          (6,330)     (9,746)       263
          Depreciation and amortization, net                         (6,453)     (2,469)       187
          Amortization of bond (discount) premium, net                1,431         606      1,148
          Net realized capital gains on investments                  (7,373)     (3,432)    (1,136)
          Other, net                                                 (1,224)     (2,570)     2,265
                                                                  ---------   ---------   --------

                Net cash provided by operating activities            23,312       2,861     33,087
                                                                  ---------   ---------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of FGIC (net of cash acquired of $20)                (107,042)
     Sale of CGIC (net of cash sold of $128)                         12,685
     Purchase of CGIC (net of cash acquired of $62,504)                         (29,496)
     Sale of FNRC (net of cash sold of $3,622)                                    7,382
     Purchase of Surety Re                                                         (452)
     BONDS AVAILABLE FOR SALE:
          Purchases                                                 (78,976)   (244,278)   (97,128)
          Maturities/calls                                           68,506      38,264     22,795
          Sales                                                      77,751      74,162      1,000
     BONDS HELD TO MATURITY:
          Purchases                                                    (100)     (8,909)   (10,416)
          Maturities                                                 39,225      35,549     57,385
     Purchases of equities                                          (49,310)    (10,562)    (2,725)
     Sales of equities                                                4,651         556      5,530
     Net short term investment sales                                 14,005      60,032        172
     Purchase (sale) of furniture, equipment and
        leasehold improvements, net                                    (204)        (62)      (121)
     Other                                                                          (37)
                                                                  ---------   ---------   --------
          Net cash used in investing activities                     (18,809)    (77,851)   (23,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of preferred stock                                   79,372
     Proceeds from issuance of common stock                          41,694
     Preferred dividends paid                                        (5,159)     (5,699)      (908)
     Principal payments on loans                                    (18,447)     (1,500)    (1,500)
                                                                  ---------   ---------   --------
          Net cash provided by (used in) financing activities        18,088      72,173     (2,408)

          Increase (decrease) in cash and cash equivalents           22,591      (2,817)     7,171

     Cash and cash equivalents, beginning of year                    45,508      48,325     41,154
                                                                  ---------   ---------   --------
             Cash and cash equivalents, end of year               $  68,099   $  45,508   $ 48,325
                                                                  ---------   ---------   --------
                                                                  ---------   ---------   --------

                        See accompanying notes to consolidated
                                 financial statements
                                          5

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              _________________

1.   ORGANIZATION:

     Folksamerica Holding Company, Inc. ("Holding Company") is owned by the following companies ("Stockholders"): White Mountains Holdings, Inc. ("White Mountains") (Hanover, New Hampshire), a wholly owned subsidiary of Fund American Enterprises Holdings, Inc. ("Fund American"), Folksam Mutual General Insurance Co. ("Folksam") (Stockholm, Sweden), Wiener Staedtische Allgemeine Versicherung ("Wiener") (Vienna, Austria), P&V Assurances S.C. ("P&V") (Brussels, Belgium) and Forsikringsaktieselskapet Samvirke ("Samvirke") (Oslo, Norway) (see Note 13). Folksam, Wiener, P&V and Samvirke are collectively the "Founding Stockholders".

     The Holding Company owns 100% of Folksamerica Reinsurance Company ("FRC") and Fester, Fothergill and Hartung, Ltd. ("FF&H"). FRC owns 100% of the outstanding stock of Folksamerica General Insurance Company ("FGIC") (formerly known as "Great Lakes American Reinsurance Company") and 100% of the outstanding stock of Surety Reinsurance Company ("Surety")
     (collectively, the "Company").   FRC and FGIC underwrite property and
     liability reinsurance in the U.S., Latin America and Canada. They also write direct insurance business through managing general agents in the United States. All assumed reinsurance is obtained through reinsurance brokers and intermediaries. The Company principally derives its revenue from underwriting property treaty business, casualty treaty business and property facultative business for both commercial and personal lines. FF&H is an underwriting manager for a property catastrophe reinsurance facility underwritten by FRC.

     On May 14, 1997, FRC sold 100% of Christiania General Insurance Corporation of New York ("CGIC") for $5,200,000 over its book value on that date. This gain is included in net realized capital gains on investments in the 1997 statement of operations. The sale of CGIC will not have a material impact on the Holding Company's future results of operations.

     On July 9, 1996, FRC sold 100% of Folksamerica National Reinsurance Company ("FNRC") for $2,100,000 over its book value on that date. This gain is included in net realized capital gains on investments in the 1996 statement of operations. The sale of FNRC will not have a material impact on the Holding Company's future results of operations.

2.   ACQUISITION OF GREAT LAKES AMERICAN REINSURANCE COMPANY:

     On July 22, 1997, FRC acquired 100% of Great Lakes American Reinsurance Company, subsequently renamed Folksamerica General Insurance Company ("FGIC") for $105,912,337 from Munich Re (Munich, Germany). The transaction was approved by the Insurance Department of the State of New York ("Insurance Department"). For financial reporting purposes, the acquisition date was designated as July 1, 1997. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Statement ("APB") No. 16 "Business Combinations". The results of operations of FGIC have been included in the consolidated financial statements from July 1, 1997.

     The excess of the fair value of the purchased net assets of FGIC as of July 1, 1997 over the acquisition price, is included in the consolidated balance sheet as a deferred credit, and is being amortized over 6 years. Amortization of the deferred credit of $797,000 is included in the 1997 statement of operations. The deferred credit as of July 1, 1997 was calculated as follows (in thousands):

          Fair value of net assets acquired         $ 116,622
          Cash paid for capital stock                (105,912)
          Acquisition expenses                         (1,150)
                                                    ---------
                 Deferred credit                    $   9,560
                                                    ---------
                                                    ---------

     Included in the 1997 statement of operations are net premiums earned of approximately $59,165,000 and losses incurred of approximately $43,059,000 related to FGIC.


                                       Continued
                                           6

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              _________________


3.   ACQUISITION OF CHRISTIANIA GENERAL INSURANCE CORPORATION OF NEW YORK:

     On June 19, 1996, the Holding Company and FRC acquired 100% of CGIC for $88,000,000 from Oslo Reinsurance Company AS (Oslo, Norway). The transaction was approved by the Insurance Department. For financial reporting purposes, the acquisition date was designated as June 30, 1996. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Statement ("APB") No. 16 "Business Combinations". The acquisition was primarily financed by the issuance of Series B Preferred Stock as further described in Note 13 to the Consolidated Financial Statements. The results of operations of CGIC have been included in the consolidated financial statements from July 1, 1996.

     The excess of the fair value of the purchased net assets of CGIC as of June 30, 1996 over the acquisition price, is included in the consolidated balance sheet as a deferred credit, and is being amortized over 6 years. Amortization of the deferred credit of $6,168,000 and $3,084,000 in 1997 and 1996 statements of operations, respectively. The deferred credit as of June 30, 1996 was calculated as follows (in thousands):

          Fair value of net assets acquired         $129,490
          Cash paid for capital stock                (88,000)
          Acquisition expenses                        (4,000)
                                                    ---------
                 Deferred credit                    $ 37,490
                                                    ---------
                                                    ---------

     Included in the 1996 statement of operations are net premiums earned of approximately $38,169,000 and income before income taxes of approximately $6,711,000 related to CGIC.

     CGIC owned 52.5% of Surety on June 30, 1996. As of December 31, 1996, FRC acquired the remaining 47.5% of Surety. The financial position and results of operations of Surety are immaterial.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Holding Company's consolidated financial statements have been prepared on the basis of generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by the Insurance Department. The following is a description of the significant accounting policies and practices employed by the Holding
     Company:

     BASIS OF CONSOLIDATION:
     The consolidated financial statements include the accounts of the Holding Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated. Certain reclassifications have been made to conform the prior years presentation with 1997.

     ESTIMATES:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVESTMENTS:
     Bonds that the Company has both the ability and the intent to hold until maturity are stated at amortized cost. Equity securities and bonds that may not be held until maturity (i.e. "available for sale") are stated at market values. Short-term investments are carried at amortized cost, which approximates market value and comprise securities which mature in less than one year, but greater than three months from the date of acquisition. The differences between the cost and market values of equity securities and available for sale bonds are reflected as unrealized appreciation/depreciation, net of deferred income taxes, as a separate component of stockholders' equity. Realized gains or losses from the sale of investments are determined on the basis of average cost. Investment income is recognized when earned. Market values for investment securities are based on quoted market prices.

                                         Continued
                                             7

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              _________________


     CASH EQUIVALENTS:
     Cash equivalents are stated at cost, which approximates market value, and consist of certificates of deposit, commercial paper, and United States Treasury bills acquired with original maturities of three months or less.

     GOODWILL:
     The Holding Company recognized goodwill related to the acquisition of FF&H. Goodwill, which is amortized on a straight line basis over 20 years, was recorded as the excess of the acquisition price over the sum of the fair values of the purchased net assets. Goodwill of $1,227,000 and $1,347,000 as of December 31, 1997 and 1996, respectively, is included in other assets.

     PREMIUM REVENUE AND RELATED EXPENSES:
     Premiums written, which include the effect of premium adjustments for deposits and experience-rated contracts, are recognized as revenues ratably over the terms of the related reinsurance treaties or policies in force. Unearned premiums are established to cover the unexpired portion of premiums written and are computed by pro rata methods on the basis of statistical data or reports received from ceding companies.

     Deferred policy acquisition costs represent commissions and brokerage expenses, which are deferred and amortized over the applicable premium recognition period, generally one year. These deferred costs have been limited to the amount expected to be recovered from future earned premiums and anticipated investment income. Acquisition costs which have been amortized were approximately $66,784,000, $47,598,000 and $44,142,000 in
     1997, 1996 and 1995, respectively. Premiums written and acquisition costs and the change in unearned premiums are presented after deductions for reinsurance ceded to other insurance companies (see Note 8).

     UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES:
     The estimated liability for unpaid losses and loss adjustment expenses is based on reports received from ceding companies. A provision, which is based on historical experience and modified for current trends, is also included for losses and loss adjustment expenses which have been incurred but not reported (IBNR). The methods of determining such estimates and establishing the resulting reserves are continually reviewed and modified to reflect current conditions. Unpaid losses and loss adjustment expenses also include a provision for certain types of latent injury or toxic tort exposures which cannot be estimated with traditional reserving techniques since such exposures are subject to evolving legal interpretation and environmental liability reform. Accordingly, the reserves carried for these exposures represent management's informed estimate based on currently available information. Such reserves are subject to a higher degree of potential variability than the reserves established for the majority of the book of business using traditional reserving techniques (see Note 6). Any adjustments relating to changes in reserve estimates are reflected in results of operations currently.

     REINSURANCE:
     In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy.

     FEDERAL INCOME TAXES:
     The Holding Company and its consolidated subsidiaries file a consolidated federal income tax return. Deferred income taxes have been provided for expenses and revenues recognized for financial statement purposes in periods different from those for income tax purposes, net of a valuation allowance against net deductible temporary differences, if applicable. The principal differences are deferred acquisition costs, unearned premiums and the discounting of unpaid losses and loss adjustment expense reserves for tax purposes.

     NEW PRONOUNCEMENTS:
     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130). This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be explicitly reported in a financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and reclassification of earlier periods is required. There will be no impact on the Company's net income or financial position upon adoption of this statement in 1998. Comprehensive income for 1997 is $50,896,000.


                                     Continued
                                         8

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               _____________________
5.   INVESTMENTS:

     The amortized cost and estimated market value of investments in bonds and equity securities at December 31, 1997 and 1996 are as follows (in thousands):

                                                               Amortized    Unrealized   Unrealized    Market
                                                                  Cost*         Gains       Losses      Value
                                                               ----------   ----------   ----------   ---------
     1997
     HELD TO MATURITY
     U.S. Government........................................   $ 49,356    $   639      $   199      $ 49,796
     States, municipalities and political subdivisions......      3,717         69                      3,786
     Foreign Governments....................................      7,299         70           40         7,329
     Corporate..............................................     41,735        563          137        42,161
     Mortgage-backed........................................      5,683         13           39         5,657
     Other..................................................      7,932         19           14         7,937
                                                               ----------  ----------   ----------   ---------
         Subtotal...........................................   $115,722    $ 1,373      $   429      $116,666
                                                               ----------  ----------   ----------   ---------
     AVAILABLE FOR SALE
     U.S. Government........................................   $187,027    $ 3,375      $   105      $190,297
     States, municipalities and political subdivisions......     99,951      3,247          124       103,074
     Foreign Governments....................................     28,140        253          457        27,936
     Corporate..............................................    218,896      7,452           52       226,296
     Mortgage-backed........................................     87,973      1,447          104        89,316
     Other..................................................     18,798        452            3        19,247
                                                               ----------  ----------   ----------   ---------
         Subtotal...........................................   $640,785    $16,226      $   845      $656,166
                                                               ----------  ----------   ----------   ---------

         Total Bonds........................................   $756,507    $17,599      $ 1,274      $772,832
                                                               ----------  ----------   ----------   ---------
                                                               ----------  ----------   ----------   ---------

         Equity Securities..................................   $ 64,044    $17,922      $ 1,219      $ 80,747
                                                               ----------  ----------   ----------   ---------
                                                               ----------  ----------   ----------   ---------


     1996
     HELD TO MATURITY
     U.S. Government.......................................    $ 58,746    $   564      $   684      $ 58,626
     States, municipalities and political subdivisions.....       4,194        104                      4,298
     Foreign Governments...................................       7,613        101           69         7,645
     Corporate.............................................      61,178        416          541        61,053
     Mortgage-backed.......................................       9,729         32           68         9,693
     Other.................................................      14,032         92           94        14,030
                                                               ----------  ----------   ----------   ---------
         Subtotal..........................................    $155,492    $ 1,309      $ 1,456      $155,345
                                                               ----------  ----------   ----------   ---------

     AVAILABLE FOR SALE
     U.S. Government.......................................    $166,718    $   417      $ 1,400      $165,735
     States, municipalities and political subdivisions.....      49,888        464          365        49,987
     Foreign Governments...................................      30,313        382           11        30,684
     Corporate.............................................     182,144      3,720          733       185,131
     Mortgage-backed.......................................      25,305        231           41        25,495
     Other.................................................      21,696        434           12        22,118
                                                               ----------  ----------   ----------   ---------
         Subtotal..........................................    $476,064    $ 5,648      $ 2,562      $479,150
                                                               ----------  ----------   ----------   ---------

         Total Bonds.......................................    $631,556    $ 6,957      $ 4,018      $634,495
                                                               ----------  ----------   ----------   ---------
                                                               ----------  ----------   ----------   ---------

     Equity securities.....................................    $ 16,945    $ 5,224      $   125      $ 22,044
                                                               ----------  ----------   ----------   ---------
                                                               ----------  ----------   ----------   ---------

*Equity securities are at cost.

                                         Continued

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               _____________________

     FRC and FGIC have investments in bonds with an amortized cost and market value of approximately $192,593,000 and $195,983,000, respectively as of December 31, 1997, which are issued by several different banks and financial service companies. These securities are rated either "BBB" or higher by Moody's Investors Service, Inc. or Standard and Poor's Corporation. Cash and cash equivalents includes approximately $30,266,000 held with one institution.

     The amortized cost and estimated market value of investments in bonds as of December 31, 1997, by contractual maturity, are shown below (in thousands). Expected maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.


                                                                                     Estimated
                                                                       Amortized      Market
     HELD TO MATURITY                                                     Cost        Value
                                                                       ---------     ---------
     Due in one year or less...............................            $ 35,968      $ 35,929
     Due after one year through five years.................              40,717        41,217
     Due after five years through ten years................              33,354        33,864
                                                                       ---------     ---------
          Subtotal.........................................             110,039       111,010
     Mortgage-backed securities............................               5,683         5,656
                                                                       ---------     ---------
          Subtotal.........................................             115,722       116,666
                                                                       ---------     ---------

     AVAILABLE FOR SALE
     Due in one year or less...............................              54,753        54,942
     Due after one year through five years.................             201,922       206,698
     Due after five years through ten years................             260,949       269,142
     Due after ten years...................................              35,188        36,068
                                                                       ---------     ---------
          Subtotal.........................................             552,812       566,850
     Mortgaged-backed securities...........................              87,973        89,316
                                                                       ---------     ---------
          Subtotal.........................................             640,785       656,166
                                                                       ---------     ---------

     Total bonds...........................................            $756,507      $772,832
                                                                       ---------     ---------
                                                                       ---------     ---------

     Gross realized gains and gross realized losses on sales of bonds were $10,000 and $465,000 during 1997, $1,076,000 and $611,000 during 1996 and none in 1995. Gross realized gains and gross realized losses on sales of equities were $2,476,000 and $0 during 1997, $15,968 and $1,533 during 1996 and $1,263,503 and $127,898 during 1995. Investments stated at approximately $48,023,000 and $21,672,000 as of December 31, 1997 and 1996, respectively, were on deposit with state and foreign regulatory authorities, to comply with insurance laws.

     The components of net investment income are presented in the table below:



                                                                            Years ended December 31,
                                                                        1997           1996         1995
                                                                      --------       ---------    ---------

     Bonds.....................................................       $ 44,197       $ 25,959     $ 20,420
     Equity securities.........................................            638            289          193
     Short term investments....................................          1,161          5,836        2,627
     Cash & cash equivalents...................................          2,242          1,532        1,354
                                                                      --------       ---------    ---------

     Total gross investment income.............................         48,238         33,616       24,594

     Investment expenses.......................................          1,565          1,186        1,301
                                                                      --------       ---------    ---------

     Total net investment income...............................       $ 46,673       $ 32,430     $ 23,293
                                                                      --------       ---------    ---------
                                                                      --------       ---------    ---------

                                                    Continued

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               _____________________

6.   UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES:

     Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows (in thousands):

                                                                        1997           1996         1995
                                                                      --------       ---------    ---------


     Balance at January 1......................................       $628,894       $358,491     $334,908
     less: reinsurance recoverable.............................        131,861         66,134       66,974
                                                                      --------       ---------    ---------
       Net balance at January 1................................        497,033        292,357      267,934

     FGIC reserves at July 1, 1997.............................        130,726
     CGIC reserves at June 30, 1996............................                       210,919

     Incurred losses, related to:
       Current accident year...................................        155,382        128,013      108,418
       Prior accident years....................................         10,564          7,630        8,503
                                                                      --------       ---------    ---------
     Total incurred losses.....................................        165,946        135,643      116,921

     Paid losses, related to:
       Current accident year...................................         37,283         45,376       22,718
       Prior accident years....................................        140,151         96,510       69,780
                                                                      --------       ---------    ---------
     Total paid losses.........................................        177,434        141,886       92,498

     Balance at December 31....................................        739,072        628,894      358,491
     less: reinsurance recoverable.............................        122,801        131,861       66,134
                                                                      --------       ---------    ---------
       Net balance at December 31..............................       $616,271       $497,033     $292,357
                                                                      --------       ---------    ---------
                                                                      --------       ---------    ---------

     Incurred losses during 1997, 1996 and 1995 related to prior accident years, are primarily attributable to reserve additions relating to asbestos, environmental liability and breast implant exposures.

     Asbestos and Environmental Reserves (in millions):


                                                        Environmental                             Asbestos
                                                   1997     1996      1995                1997     1996     1995
                                                  ------   ------    ------              ------   ------   ------
     GROSS OF REINSURANCE:
     Beginning reserves...................        $11.6    $  7.9    $7.7               $19.1     $19.0   $15.7
     FGIC as of January 1, 1997...........           .5                                    .1
     CGIC as of January 1, 1996...........                    3.1                                   7.4
     Incurred loss & LAE..................          3.5       3.7     2.2                 4.1       4.0     5.5
     Payments.............................          2.2       3.1     2.0                 4.5      11.3     2.2
     Ending reserves......................        $13.4     $11.6    $7.9               $18.8     $19.1   $19.0

     NET OF REINSURANCE:
     Beginning reserves...................        $ 9.4     $ 7.7    $7.4               $14.1     $13.0   $12.1
     FGIC as of January 1, 1997...........           .5                                    .1
     CGIC as of January 1, 1996...........                    1.8                                   3.6
     Incurred loss & LAE..................          2.3       2.4     2.3                 3.3       1.8     3.1
     Payments.............................          1.8       2.5     2.0                 2.9       4.3     2.2
     Ending reserves......................        $10.4     $ 9.4    $7.7               $14.6     $14.1   $13.0

     FGIC paid and incurred losses are included in the above table for the full year of 1997. CGIC paid and incurred losses are included in the above table for the full year of 1996. The Company also holds IBNR for these exposures of $19.2 million net and $25.1 million gross at December 31, 1997. The IBNR held at December 31, 1996 was $18.6 million net and $24.5 million gross.

                                     Continued

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               _____________________

7.   TRANSACTIONS WITH AFFILIATES:

     The Company provides investment management services for certain insurance subsidiaries of Folksam. Fees earned from these services for 1997, 1996 and 1995 were $864,000, $476,000 and $275,000, respectively.

     FRC assumed premiums earned through an affiliated entity of approximately $1,827,000, $2,202,000 and $3,542,000 and losses and loss adjustment expenses of approximately $315,000, $649,000 and $1,623,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Funds held related to this business were approximately $4,000 as of December 31, 1997 and $5,035,000 as of December 31, 1996, respectively, and were reflected in funds held by ceding reinsurers.

8.   COMMITMENTS AND CONTINGENCIES:

     REINSURANCE:
     Contingent liabilities exist with respect to reinsurance ceded, which would become an ultimate liability of FRC in the event that the assuming companies were unable to meet their obligations under reinsurance agreements in force. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1997, reinsurance recoverables with a carrying value of $41.7 million were associated with a single reinsurer. The Company holds collateral from this reinsurer in the form of a letter of credit totaling $21.4 million and funds withheld totaling $20.3 million that can be drawn on for amounts that remain unpaid.

     The amounts deducted from revenues and expenses for reinsurance ceded were as follows (in thousands):

                                               1997       1996       1995
                                             -------    --------    -------
     Income and expenses:
       Premiums written...................   $18,663    $15,306     $12,549
       Premiums earned....................    19,316     15,514      12,696
       Acquisition costs..................     2,465      1,771        (43)
       Losses and loss adjustment
          expenses incurred...............    14,063     16,272       6,899

     LEASES:
     The Holding Company leases office space under noncancelable leases expiring at various dates through July 2008. Rental expense, for the years ended December 31, 1997, 1996 and 1995 was approximately $1,725,000, $1,858,000 and $1,427,000, respectively. The future annual minimum rental payments required under noncancelable leases for office space are as follows (in thousands):


              YEAR                            AMOUNT
              ----                            ------
              1998                            $ 1,498
              1999                              1,632
              2000                              1,595
              2001                              1,538
              2002                              1,540
              Thereafter                        9,761
                                              -------
                                              $17,564
                                              -------
                                              -------


9.   EMPLOYEE BENEFIT PLANS:

     HOLDING COMPANY
     The Holding Company is the sponsor of a defined-contribution employee savings plan ("savings plan") which covers participating employees. The plan allows participating employees to contribute up to 12% of their annual salary to the plan. The Holding Company matches and contributes an amount equal to the first 6% of annual salary contributed by the employee. Contributions are expensed when incurred. The annual amount contributed by the Holding Company to the plan was approximately $375,000, $263,000 and $260,000 for the years 1997, 1996 and 1995, respectively.

                                    Continued

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ____________________

     Health care and life insurance benefits for active employees are provided by the Holding Company through insurance companies whose annual premiums charged to the Holding Company are based on historical experience of the underlying policies. These costs were not material in 1997, 1996 and 1995.

     The Holding Company maintains a qualified, noncontributory, defined-benefit pension plan ("pension plan") covering all full-time employees who have fulfilled minimum age and service requirements. The pension plan provides retirement benefits at age 65, with an early retirement option. The Holding Company makes annual contributions to the pension plan equal to the minimum funding required in accordance with ERISA. The net periodic pension cost includes the following components (in thousands):


                                                                             1997        1996          1995
                                                                             ----        ----          ----
     Service cost (benefits earned during the year).................         $471        $219          $192
     Interest cost on projected benefit obligation..................          475         234           246
     Actual return on assets........................................         (380)       (154)         (144)
     Net amortization and deferred asset gain.......................           22          (2)           24
                                                                             ----        ----          ----
            Net periodic pension cost...............................         $588        $297          $318
                                                                             ----        ----          ----
                                                                             ----        ----          ----


     The aggregate funded status and aggregate net pension liability are as follows (in thousands):


                                                                              1997             1996
                                                                            ---------        -------
     Actuarial present value of accumulated benefit obligation
         Vested.........................................................     $5,474           $2,676
         Nonvested......................................................        369              121
                                                                            ---------        -------
             Accumulated benefit obligation.............................     $5,843           $2,797
                                                                            ---------        -------
                                                                            ---------        -------

     Projected benefit obligation.......................................     $7,455           $3,440
     Plan assets at fair value..........................................      5,356            2,347
                                                                            ---------        -------
            Projected benefit obligation in excess of plan assets.......     (2,099)          (1,093)
     Unrecognized transition amount.....................................        (69)             (43)
     Unrecognized net loss..............................................      1,462              789
     Unrecognized prior service cost....................................        263             (380)
                                                                            ---------        -------
         Net pension liability..........................................     $ (443)          $ (727)
                                                                            ---------        -------
                                                                            ---------        -------

     The development of the projected benefit obligation as of December 31, 1997 and 1996 was based upon 7.25% and a 7.75% discount rate, respectively, and a 5.5% average rate of increase in employee compensation. The expected long-term rate of return on assets was 8% as of December 31, 1997 and 1996. Plan assets are invested primarily in bonds, stocks, private placement loans, urban mortgages, short-term securities and cash equivalents.

     The Holding Company provides pension benefits for certain employees above amounts allowed under the tax qualified plan, through an unfunded non-qualified non-contributory plan. No contributions to the plan were made in 1997. Included in the Consolidated Balance Sheet was a pension liability of $200,000 related to this plan as of December 31, 1997. The Company previously provided benefits through a funded non-qualified plan which has been terminated. The amount contributed by the Holding
     Company was approximately $298,000 for the year ending December 31, 1997.

     During 1997 the Board of Directors adopted a Long Term Incentive Plan ("Incentive Plan"). The Incentive Plan provides for the granting of performance shares to executive officers and other key employees of the Company. Such grants are determined by the Human Resources Committee (the "Committee") of the Company's Board of Directors based upon recommendations by the Company's Chief Executive Officer. Performance shares are conditional grants of a specified number of theoretical shares of Company stock. The grants are payable in cash at the end of three year performance periods, subject to the attainment of specified return on equity targets established by the Committee. Payments, based on the fully diluted book value per share of the Company's common stock, can range between 0% and 200% of performance shares granted based upon the level of performance achieved during a three year performance period. Compensation expense related to this plan for 1997 was $950,000.

                                     Continued
                                         13

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          ____________________

     CHRISTIANIA GENERAL INSURANCE CORPORATION OF NEW YORK

     CGIC is also a sponsor of a defined contribution employee savings plan ("savings plan") which covers participating employees. CGIC's plan matches 100% of the employee's contribution up to a maximum matching contribution of 6% of the employee's salary. This plan was merged into the Holding Company plan as of January 1, 1997.

     Through December 31, 1996, CGIC maintained a non-contributory defined benefit pension plan covering substantially all employees. This plan was merged into the Holding Company plan as of January 1, 1997. The benefits were based on years of service and the employee's final compensation. The cost of this plan was not material in 1996.

10.  INCOME TAXES:

     Income taxes in the statements of operations give effect to permanent differences between financial and taxable income. The income tax expense for 1997, 1996 and 1995 as reflected in the statements of operations are summarized as follows (in thousands):

                                               1997       1996     1995
                                              -------    ------   -------
     Current                                  $ 8,356    $2,685   $ 3,442
     Deferred                                   2,436     2,152    (1,173)
                                              -------    ------   -------
       Income tax expense                     $10,792    $4,837   $ 2,269
                                              -------    ------   -------
                                              -------    ------   -------

     Deferred income taxes reflect the tax impact of the temporary differences between the value of assets and liabilities for financial statement purposes and such values as measured by the tax laws and regulations. The principal items making up the net deferred income tax asset are as follows:

                                           Years ended December 31,
                                               1997       1996
                                              -------    -------
     Deferred tax assets:
       Reserve for losses and loss
         adjustment expenses                  $37,140    $29,214
       Unearned premium reserve                 6,698      4,076
       Foreign currency translation               851        524
       Pension                                  1,339      1,129
       Other                                    4,338      7,159
                                              -------    -------
         Total deferred tax assets             50,366     42,102
                                              -------    -------

     Deferred tax liabilities:
       Deferred acquisition costs               9,504      5,780
       Net unrealized appreciation on
         investments                           11,207      2,825
       Other                                    1,767      2,538
                                              -------    -------
         Total deferred tax liabilities        22,478     11,143
                                              -------    -------
         Net deferred tax assets              $27,888    $30,959
                                              -------    -------
                                              -------    -------


                                  Continued

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          ____________________

     The Holding Company's effective income tax rate for the years ended December 31, 1997, 1996 and 1995 differs from the statutory rate on ordinary income as follows (in thousands):

                                            1997                    1996                   1995
                                    --------------------    --------------------    -------------------
                                                 Percent                 Percent                Percent
                                                   of                      of                     of
                                                 Pretax                  Pretax                 Pretax
                                     Amount      Income      Amount      Income      Amount     Income
                                    --------     -------    --------     -------    --------    -------
     Income taxes computed on
       pretax income                 $16,332      35.0       $ 7,475       34.0      $3,434      34.0
     Increase (decrease) in
       taxes resulting from:
     Non-taxable purchase
       accounting                     (3,028)     (6.5)       (2,553)     (11.6)        163       1.6
     Prior period deferred tax
       benefits recognized
       currently                                                                       (367)     (3.6)
     Accrual of ceded premium
       written                                                                         (442)     (4.4)
     Effect of deferred tax rate
       change                           (896)     (1.9)
     Tax-exempt bond interest         (1,138)     (2.4)         (556)      (2.5)       (203)     (2.0)
     Dividend-received deduction        (123)     (0.3)          (55)       (.3)        (39)      (.4)
     Other                              (355)     (0.8)          526        2.4        (277)     (2.7)
                                     -------      ----       -------      -----      ------      ----
     Income tax expense              $10,792      23.1       $ 4,837       22.0      $2,269      22.5
                                     -------      ----       -------      -----      ------      ----
                                     -------      ----       -------      -----      ------      ----

     Income taxes recoverable of approximately $1,159,000 and $477,000 as of December 31, 1997 and 1996 are reflected in other assets. Income tax payments made by the Holding Company totaled approximately $7,025,000, $1,300,000 and $2,855,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

11.  DIVIDENDS:

     The Holding Company is subject to the Insurance Holding Company Act of the State of New York. The Holding Company's cash flow is dependent upon the ability of its subsidiaries to transfer funds in the form of loans, advances, or cash dividends. The insurance holding company laws require the filing of annual reports by FRC and FGIC and regulate transactions between the Holding Company and its reinsurance subsidiaries to ensure the maintenance of the reinsurance subsidiaries surplus in relation to liabilities and financial needs.

     Under New York law, FRC and FGIC may pay dividends only from earned surplus determined on a statutory basis. Generally, the maximum amount of cash dividends that a company may pay out of its statutory earned surplus without prior regulatory approval in any twelve-month period is the lesser of net investment income, as defined, or 10% of statutory surplus to policyholders. Accordingly, as of December 31, 1997, FRC had the ability to pay dividends to the Holding Company of approximately $27,583,000, during 1998, without prior regulatory approval, however, in connection with the acquisition of CGIC, the Company consented to the Insurance Department's standard 2 year dividend moratorium period during which FRC and CGIC may not pay dividends without prior Insurance Department approval. The moratorium period ends June 19, 1998. During 1997, 1996 and 1995 FRC paid dividends of $10,000,000, $9,500,000 and
     $6,750,000, respectively, to the Holding Company. FRC has received approval from the Insurance Department for a $3,000,000 dividend to be paid in the first quarter of 1998. CGIC paid dividends of $2,000,000 to the Company in 1996.

12.  STATUTORY FINANCIAL INFORMATION:

     FRC and FGIC file financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Statutory financial statements do not reflect deferred acquisition costs, furniture and equipment, deferred income taxes and certain other items recognized under generally accepted accounting principles. FRC's statutory net income for the years ended December 31, 1997, 1996 and 1995 was approximately $34,516,000,
     $19,372,000 and $11,251,000, respectively, and the


                                  Continued

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          ____________________

     statutory surplus as of December 31, 1997 and 1996 was approximately $275,830,000 and $223,178,000, respectively. FGIC's statutory net loss was approximately $6,306,000 for the year ended December 31, 1997. FGIC's statutory surplus was approximately $7,316,000 as of December 31, 1997.

13.  CAPITAL STOCK:

     There are 20,760,000 authorized shares of common stock with a par value of $.01 per share. On November 20, 1997, 3,127,814 additional shares of common stock were issued, at $13.33 per share, to the existing shareholders, including the conversion of the Folksam Loan. A portion of the proceeds from these additional shares was used to repay principal on the $70 million loan payable (see Note 14). At December 31, 1997, there are 10,047,814 shares of common stock issued and outstanding, owned 15.5% by White Mountains, 35.7% by Folksam, 22.5% by Wiener, 18.7% by P&V and 7.6% by Samvirke.

     On June 19, 1996, the holders of the 484,000 shares of Series A Convertible Preferred Stock exercised their conversion option and received 5 shares of common stock for each share of preferred stock. Additionally, in accordance with the Shareholders' Agreement, executed in connection with the issuance of the Series B Preferred Stock (see below), cumulative preferred dividends of $3,176,000 were paid upon conversion of the Series A Preferred Stock. At December 31, 1996, there were 6,920,000 shares of common stock issued and outstanding, owned 47.5% by Folksam, 23.2% by Wiener, 20.3% by P&V and 9% by Samvirke.

     There are 20,760,000 authorized shares of Series B Preferred Stock. On June 19, 1996, 6,920,000 shares of Series B Preferred Stock were issued to White Mountains for $11.47 per share. The Series B Preferred Stock is ten-year voting stock with an annual dividend of 6 1/2% and carries warrants to purchase up to 6,920,000 shares of common stock for $11.47. The Series B Preferred Stock is redeemable in 10 years, and at the option of the Company, it may be redeemed in cash or common stock. The exercise price of the warrants is subject to adjustment under certain circumstances, to reflect changes in the December 31, 1995 combined loss reserves of the Company and CGIC. On exercise of the warrants, the Series B Preferred Shares would be converted to Series C Preferred Shares (non-voting) with the same characteristics as the Series B Preferred Shares other than voting rights. The proceeds of the issuance of the Series B Preferred Stock were primarily used to finance the acquisition of CGIC as further described in Note 3 to the Consolidated Financial Statements. Preferred dividends of $5,159,900 and $2,523,000 were paid to White Mountains during 1997 and 1996, respectively.

14.  LOANS PAYABLE:

     At December 31, 1996, the Holding Company had a $70,000,000 note payable to a foreign bank which was guaranteed by the Founding Stockholders or their affiliates, with an annual guarantee fee of .45%. On November 21, 1997, the Holding Company made a principal payment of $14,447,000. In connection with the repayment, certain Founding Stockholders were released from their proportionate share of the loan guarantee. The remaining loan balance is $55,553,000 and is guaranteed by Folksam ($51,100,000) and Samvirke ($4,453,000). On June 14, 1996, the Holding
     Company refinanced the loan for a term of 10 years. The remaining loan carries an interest rate of LIBOR plus .55%. The one-year LIBOR rate was 5.969% as of December 31, 1997. Interest paid by the Holding Company was $4,473,000, $4,977,000 and $4,614,000 for the years ended
     December 31, 1997, 1996 and 1995, respectively. Principal payments will be due as follows:

                       2001          $ 5,000,000
                       2002            5,000,000
                       2003            5,000,000
                       2004            5,000,000
                       2005           35,553,000
                                     -----------
                                     $55,553,000
                                     -----------
                                     -----------


     During 1997, the $4 million note payable to Folksam was converted to common stock for $13.33 per share or 300,075 shares (see Note 13).

     The carrying value of loans payable approximates market value.


                                  Continued

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          ____________________

15.  MONY REINSURANCE CORPORATION:

     During 1991, the Holding Company acquired 100% of MONY Reinsurance Corporation (renamed Folksamerica National Reinsurance Company ("FNRC") after the acquisition) from The Mutual Life Insurance Company of New York ("MONY"). The Holding Company issued a contingent promissory note, guaranteed by Folksam, to MONY for $30,000,000 of the purchase price. Payment of the contingent promissory note, including interest at 11% on the unamortized balance, is contingent principally upon the adequacy of FNRC's reserve for unpaid losses and loss adjustment expenses as of December 31, 1990. In the event unpaid losses and loss adjustment expense reserves develop adversely, the contingent promissory note will be reduced dollar for dollar for the first $20,000,000 of adverse development and by 90% of the next $11,111,111 of adverse development. As of December 31, 1992, the contingent promissory note was fully amortized.

     The purchase agreement requires that independent actuarial valuations be performed as of December 31, 1992, 1995, 1998 and 2000 to determine the value of the contingent promissory note and the amount of related payments. An independent actuarial review was completed in September of 1993 and resulted in no adjustment to the recorded value of the contingent promissory note (i.e. "zero"). MONY and the Company mutually agreed to forego the actuarial valuation as of December 31, 1995, based on the results of the 1993 independent actuarial valuation.

16.  SUBSEQUENT EVENTS:

     On March 4, 1998 FRC sold 100% of FGIC for $4,060,000 over its book value on that date. The sale of FGIC will not have a material impact on the Holding Company's future results of operations.

     Pursuant to a Stock Purchase Agreement dated July 1, 1998, White Mountains and Fund American Enterprises, Inc., a wholly owned subsidiary of Fund American, acquired the remaining 50% of the Company that they did not previously own for approximately $169.1 million. The transaction was completed on August 18, 1998 at which time the Company became a wholly owned subsidiary of Fund American.


                                  Continued